Exhibit 23.1

               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT


     We consent to the incorporation by reference in Registration Statement (No. 333-41911) dated December 10, 1997 of First Lehigh Corporation on Form S-8 of our report dated February 3, 1998, appearing in this annual report on Form 10-KSB of First Lehigh Corporation for the year ended December 31, 1997.

/s/ Parente, Randolph, Orlando, Carey & Associates

Wilkes-Barre, Pennsylvania
March 25, 1998